Exhibit 99.1

Conference Call Transcript

CAT - Caterpillar Inc. Investor Call to Discuss Strategic Alliance and Expansion Plan for Illinois

Event Date/Time: Jun. 12. 2008 / 4:00PM ET

CORPORATE PARTICIPANTS

Mike DeWalt
Caterpillar Inc. - Director Investor Relations

Jim Owens
Caterpillar Inc. – Chairman and CEO

Doug Oberhelman
Caterpillar Inc. - Group President

CONFERENCE CALL PARTICIPANTS

David Raso
Citigroup - Analyst

Andrew Obin
Merrill Lynch - Analyst

Alex Blanton
Ingalls & Snyder - Analyst

Andy Casey
Wachovia Security - Analyst

Daniel Dowd
Bernstein - Analyst

Jamie Cook
Credit Suisse - Analyst

Mark Koznarek
Cleveland Research - Analyst

Eli Lustgarten
Longbow Securities - Analyst

Christine Kuvaki
Avondale Partners - Analyst

Joel Tiss
Buckingham Research - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Welcome to the Caterpillar conference call. (OPERATOR INSTRUCTIONS) It is now my pleasure to turn the floor over to your host, Mike DeWalt, Director of Investor Relations. Sir, the floor is yours.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

Thank you very much and good afternoon, everyone, and welcome to our conference call this afternoon. I'm Mike DeWalt, the Director of Investor Relations. This morning we made two press releases, and one was related to planned capacity increases at our large Illinois factories and the second covered our on-highway strategy and alliance with Navistar. I'll briefly review the main points related to the announcements and then we'll open it up for questions. And related to questions, I'm pleased to have our Chairman and CEO, Jim Owens, and our Group President, Doug Oberhelman, with me on the call this afternoon. This call is copyrighted by Caterpillar Inc., and any use, recording, or transmission of any portion of this call without the expressed written consent of Caterpillar is strictly prohibited. If you would like a copy of today's call transcript, you can go to the SEC filings area of the investor section of our cat.com website or to the SEC's website where it will be filed as an 8-K no later than tomorrow, June 13, 2008.

In addition, certain information relating to projections of our results that we will be discussing today is forward-looking and involves risks, uncertainties and assumptions that could cause actual results to materially differ from the forward-looking information. A discussion of some of the factors that individually or in the aggregate we believe could make our actual results differ materially from our projections discussed here can be found in our cautionary statements under item 1a, business risk factors, of our Form 10-Q filed with the SEC on May 2.

Okay, the first of our releases this morning covered planned investments in our large Illinois factories to streamline production and increase capacity. It's no secret that for most of our large machine models, we are producing as many as we can, and that much of our large machine production is in Illinois. And this comes at a time when the machine industry in the United States is very depressed and off more than 40% from the early 2006 peak. You know at some point business in the U.S. is going to improve. And when you couple that with our expectation of robust world demand for infrastructure spending over the next decade, it's clear that we need more capacity. At our CONEXPO analyst meeting, Jim Owens talked about expansion outside the U.S. with three new factories in China, excavator assembly in Russia, and a broadening product range in India. With the growth we're seeing today and that we expect going forward in emerging markets, our expansion in these areas is very important, but today we announced significant investment here in our large Illinois factories for track-type tractors, pipe layers, mining trucks, large wheel loaders and excavators. We're the world leader and we do much of it from our manufacturing base here in Illinois.

Highlights of the investment plan include capacity increases in East Peoria for track-type tractors, pipe layers and off-highway transmissions. Capacity additions in Decatur to increase large off-highway truck production. Capacity expansion in Aurora for increased production of wheel loaders and excavators, and capacity expansion for production of after market parts and additional investment in Joliet to increase component production. Related to these investments, we're also contemplating several operational changes. First, to support off-highway truck capacity expansion in Decatur we are evaluating alternative locations for a U.S. manufacturing facility for motorgraders, and today they're made in Decatur. To support expanded capacity in East Peoria, Decatur, and Aurora, we are evaluating moving lower powertrain production located in those facilities to another U.S. Caterpillar location. In addition, to better focus Aurora on production of finished machines, tube manufacturing will likely be sourced to a supplier in the U.S. that specializes in tube production. As a part of this restructuring, we're exploring a number of options for moving manufacturing operations into our Mossville, Illinois, factory and we're examining options to centralize engineering and design functions by locating a new machinery and engine product design center for large products in Mossville.

The changes being evaluated for Mossville bring us to this morning's second announcement, and that's related to our on-highway strategy. We announced that we're pursuing a strategic alliance with Navistar and we've signed a memorandum of understanding with them. We're working with Navistar on a range of opportunities that are both good for Caterpillar and good for Navistar. The areas being worked include a differentiated Cat-branded North American heavy-duty severe service truck for 2010 manufactured by Navistar and sold exclusively through Cat dealers. This would include applications like road construction and large infrastructure and petroleum projects.

In addition to the heavy-duty severe service trucks for North America, we intend to work with Navistar to develop, manufacture, and distribute commercial trucks in selected regions outside North America. The product offering would include a full line of medium and heavy-duty trucks in both conventional and cab-over designs. In addition to trucks, we plan to cooperate with Navistar on engine development. We intend to work together on development of mid-range engines for applications like school buses and utility trucks. This engine development would support Caterpillar and Navistar's stated path to not use urea based selective catalytic reduction or SCR. We also intend to expand our existing manufacturing relationship to include -- remanufacturing relationship to include Navistar's MaxxForce engines and we expect to pursue additional reman opportunities as new vehicles and engines are developed.

In short, we plan to explore a variety of opportunities with Navistar to leverage the scale of our off-highway engine businesses, our component technology, remanufacturing capabilities, and global distribution with Navistar's engine technology and the scale and breadth of their on-highway engine and truck businesses. That said, there's still plenty of work to do to finalize the strategic alliances and complete the agreements. Related to this new strategic direction, Caterpillar will not produce EPA 2010 compliant on-highway engines. Today, heavy duty truck engines and off-highway engines of the same size are produced in Mossville where existing capacity is far greater than what will be needed in the future. As a result, we are contemplating a new facility to produce the off-highway heavy duty engines that are currently assembled in Mossville. These engines are used in Cat machines and a wide variety of other off-highway applications.

Related to these changes in our engine business, I'm sure a key question is how will this impact sales. While we don't break out on-highway in our financial statements, and we don't intend to start today, we have said before that it's a little less than 10% of our new engine sales. For 2008 we would expect that to be in total less than $1 billion. So that should give you some sense of the size and that includes both mid-range and heavy-duty engines. And remember, we are not exiting on-highway in 2010. In addition to our collaboration with Navistar, we will have a substantial population of Cat engines on the road that will drive profitable after-market sales and remanufacturing for years to come for us and for Cat dealers. And remember, Cat dealers will continue to provide exceptional service and support for Cat engines and all truck brands in 2010 and beyond. Okay, that covers most of what we announced this morning. We're streamlining our big Illinois machine plants to improve efficiency and capacity and we're working with Navistar on an exciting strategy for on-highway trucks throughout the world. I'm sure you have a number of questions. So let's move on to the Q and A portion of the call. We're ready now for our first question.

QUESTION AND ANSWER

Operator

Thank you Ladies and gentlemen, the floor is now open for questions. (OPERATOR INSTRUCTIONS) Our first question is coming from David Raso. Please announce your affiliation and then pose your question.

David Raso - Citigroup - Analyst

Citigroup. First question, when did you decide to not make an '010 compliant engine and how should I think about the future of Mossville, especially if you take the off-highway engines coming out of Mossville and put them into a different facility?

Doug Oberhelman - Caterpillar Inc. - Group President

David, it's Doug here. That decision was very recent, obviously in the last few days. We shared this with our Board yesterday and, of course, launched our announcement this morning. The impact on Mossville is interesting because, as you know, we have grown our off-road business substantially in the last five years both through our Cat machine network as well as our electric power, marine and other markets, so that business that's left is fairly substantial. We intend to site another facility for that staged and sized exactly for the scale of that and redeploy Mossville assets.

Jim Owens - Caterpillar Inc. – Chairman and CEO

Maybe -- we've got about close to two million square foot in the Mossville facility and a number of employees there, so we're confident we have other product that makes good sense. We'll have pretty high capital intensity, good proximity to our other feeder facilities that we are going to put in there, so we're going through a number of make/buy studies to decide exactly how to utilize that facility and to be sure we do as best we can to manage regular Caterpillar employees in employment thereof over the next three or four years as we go through this restructuring.

David Raso - Citigroup - Analyst

Back to the point about the on-highway '010 decision. You said in the last couple days. Can you flesh out the decision process? Obviously this has been going on for many, many months. I've got to believe this has been thought through more than the last couple of days, you just came to the conclusion. If that is the case it really was your thinking of staying on the '010 on-highway market and only recently you decided not to. Can you take us through the decision making process? What led to that decision and why you still think the international truck market then is worth pursuing?

Doug Oberhelman - Caterpillar Inc. - Group President

Yes. It's been a long process with lots of investigation, lots of alternatives. But let me back up a little bit, David, and tell you about why we have chosen a different strategic direction for the on-highway business. We all know that the global on-highway business has been vertically integrating for many, many years. Certainly all of our customers that we are selling to today are introducing their own engines, everything from 11 to 13 to 12.9. They clearly want to compete vertically as a lot of the big global players are. We also are aware that every one of our customers has their eyes on a 15-liter development down the road and, thus, we just looked at a future strategy and said we'd rather play the game like we do in construction equipment where we are the fully vertically integrated manufacturer playing to a premium customer that we've done so well with over the years. So we looked at that, a number of ways to do that and essentially that's how we came to conclude this with Navistar.

David Raso - Citigroup - Analyst

But you're still looking to play the on-highway market a bit outside the U.S., but that was the question about Mossville. Where does your truck engine capacity go with Mossville? Is that going to service some international markets? Where will you make these on-higher truck engine markets in the future because you have a lot of capacity in Mossville sitting there. Is the answer it becomes a sister plant to Lafayette for the bigger engines? I'm just trying to see how this all pieces together.

Doug Oberhelman - Caterpillar Inc. - Group President

OK, two answers to that. First and foremost, again we will size and scale a new -- call it 9, 10, 11-liter through 15-liter assembly plant somewhere in the U.S. as we said in the announcement. That engine assembly will move to that facility wherever it lands in the United States and be sized for the off-road business. Now, back to your question on the non-North American rest of the world business for trucks. Today we sell an awful lot of engines outside the U.S. and Australia is a perfect example and other markets where the EPA '010, Euro 4 and 5 emissions regulations do not apply yet. Certainly that's some volume and scale we can use to bring to those trucks we sell outside the U.S. and that would be included with the volumes in the new facility along with our off road requirements.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

David, thanks a lot. We are going to move on to the next person in the queue now.

Operator

Thank you. Our next question is coming from Andrew Obin. Please announce your affiliation and then pose your question.

Andrew Obin - Merrill Lynch - Analyst

Hi. Merrill Lynch. Just a question I have for you guys. When will Mossville physically stop the engine production? Will it be an '08 event or will you wait until 2010?

Doug Oberhelman - Caterpillar Inc. - Group President

Andrew, we do not have a date certain. It's a transition process but, again, we plan on producing engines in 2008 and 2009 that meet the '07 requirements. We intend to sell to all of our current customer base through that period of time as best we can as we have been doing. And we'll be aggressively getting after that as we do every day. The transition will occur at some point after that based on when we get our sighting and what makes sense for the business. I would also point out that our dealers will continue servicing every Caterpillar engine on the road today and in 2010 and beyond in any truck chassis. We'll continue to sell parts, we'll continue to service through our dealers, and hopefully keep our Caterpillar engine customers happy regardless of what truck maker they are in after 2010.

Andrew Obin - Merrill Lynch - Analyst

If I think about the new Cat truck with the MaxxForce engine, Cat right now is 70% international, should I be thinking about the market opportunity in terms of your historical exposure to trucks or should I be thinking that 70% of the opportunity could be outside the U.S.?

Doug Oberhelman - Caterpillar Inc. - Group President

I don't think we're far enough long to make a comment on that, Andrew, to tell you the truth. I'll beg off on that one right now.

Andrew Obin - Merrill Lynch - Analyst

But should I be thinking that international will be a big part of the puzzle here for Cat truck or you haven't decided yet?

Doug Oberhelman - Caterpillar Inc. - Group President

You mean the rest of the world or international truck and engine?

Andrew Obin - Merrill Lynch - Analyst

I apologize. Rest of the world. Will the new Cat truck be primarily targeted for the U.S. market or international market?

Doug Oberhelman - Caterpillar Inc. - Group President

I'm sorry. The North American truck will be solely a vocational truck at least in the beginning. The rest of the world will be both mid and heavies, and I think it would be fair to say we've got pretty good volume ideas and targets outside North America.

Andrew Obin - Merrill Lynch - Analyst

OK, I appreciate it. Thank you very much.

Operator

Our next question is coming from Alex Blanton. Please announce your affiliation and then pose your question.

Alex Blanton - Ingalls & Snyder - Analyst

Ingalls & Snyder. I got a couple dozen questions, but hopefully we can talk later. The first one is what is the percentage of capacity increase involved in this $1 billion you're spending in Illinois on the products that you were talking about, not on the whole company but, or make it two questions there, on the products we're talking about expanding and then on the whole company.

Jim Owens - Caterpillar Inc. – Chairman and CEO

Alex, let me maybe take that one. We're not going to be very specific by model capacity expansions, but as we indicated in Las Vegas, we have demand indications that will take us close to $60 billion we think in revenue in the 2010 time frame. Clearly we need to capacitize for that. We have been looking at -- we're not talking about capital above the 2.3 to 2.5 billion which we previously indicated we would spend this year.

Alex Blanton - Ingalls & Snyder - Analyst

Included in that, right?

Jim Owens - Caterpillar Inc. – Chairman and CEO

That's included in that. I'm looking at you're probably spending somewhere in the 2 billionish range for the next couple of years as we put our manufacturing footprint in place globally to support the demand opportunities that we see. We wanted to get this announced for our major Illinois facilities because we wanted to be pretty transparent about going through the sourcing evaluation work required because we know we want to streamline these facilities. There are some component manufacture we want to locate in focus facilities, and there is substantial capacity expansion we want to put in these facilities as Mike covered those in the beginning, the assembly, test and paint, for example, of all of our large mining trucks will stay in Decatur. We'll move the motorgrader out. We're going to expand capacity in Aurora for our mid range of excavators and wheel loaders primarily for the America's markets, and we're going to move tubes and some other lower power train components to focus facilities in order to make room to expand that capacity. Some of this product may move to Mossville. Clearly, as we move engine assembly out, frees up a lot of space.

I'll give you one example, the machining of large blocks coming out of Mapleton and going to Lafayette, that machining will move into the Mossville facility. So we're along the way. Most of this we still have to finalize our sourcing evaluation. There will obviously be some discussions with the union as we go along. We want to be sensitive to manage employment so we don't have layoffs and redundancies. No write offs are anticipated. I fully expect this restructuring of our largest Illinois manufacturing facilities will make us more efficient, improve our logistics, and really focus these facilities on capital intensive assembly, test and paint for our core prime products. It will facilitate hitting the capacity numbers needed to drive our growth that we indicated a few weeks back.

Alex Blanton - Ingalls & Snyder - Analyst

Did you say no write-offs? What about restructuring costs? It sounds to me like --

Jim Owens - Caterpillar Inc. – Chairman and CEO

We think we can manage it without any material write-offs. We're not closing any facilities. We are going to consciously source some things into Mossville that make good sense and from an economic and globally competitive perspective, and our intent is for all of our large facilities in Illinois to be repositioned to be globally competitive over the next couple decades.

Alex Blanton - Ingalls & Snyder - Analyst

This will-- the cost of doing this included in your $8 to $10 per share forecast for 2010?

Jim Owens - Caterpillar Inc. – Chairman and CEO

Absolutely. Neither one of these announcements impact our expectations for approaching 60 billion by 2010 or a range of $8 to $10, 15 to 20% growth in earnings.

Alex Blanton - Ingalls & Snyder - Analyst

One more thing. You mentioned 40% decline in U.S. construction equipment. Was that an industry figure or a Caterpillar figure or was that, certain product lines or the whole thing or what?

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

The U.S. machine industry overall sales to end users.

Alex Blanton - Ingalls & Snyder - Analyst

Including products you don't make, right?

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

Yes. It was an industry number.

Alex Blanton - Ingalls & Snyder - Analyst

Okay. Thank you.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

And our numbers have neared that as well.

Alex Blanton - Ingalls & Snyder - Analyst

Okay. Thank you.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

Thanks, Alex.

Operator

Thank you. Our next question is coming from Andy Casey. Please announce your affiliation and then pose your question.

Andy Casey - Wachovia Security - Analyst

Wachovia Security. Good afternoon, everybody. Just a couple questions. On the trucks that you intend to expand into outside the U.S., are those going to be built with the MaxxForce engine, Cat engines, or some sort of co-development?

Doug Oberhelman - Caterpillar Inc. – Group President

In the early days there will be the Cat lower tier emission engines pre 2007 EPA.

Andy Casey - Wachovia Security - Analyst

Okay. And then on the CapEx, just want to make sure, in the past we've talked about some supply constraints in areas like the large tires. With the CapEx plans, are you -- given what you expect the supply base will be able to do in areas like those, not specifically that, are you in some areas getting ahead of the supply chain or are you trying to match the capacity expansion with where you think the supply chain will be at those points?

Jim Owens - Caterpillar Inc. – Chairman and CEO

Good question, Andy. We've been working hand and glove with our suppliers as we think about our capacity needs going forward. We kind of stepped up our game and made it a lot more robust, our capacity planning process, so we're looking at our forecast out through the next five years for what opportunities we are pursuing and think we have a good chance of realizing. Looking at our capacity, really by trispheres if you will, the Americas, the Asia Pacific theatre and the Europe, Africa, Middle East theatre and working with our supply base that would directly support each of those manufacturing assembly plants to be sure that they are moving smartly along to put capacity in place to support the growth that we're looking for. So the -- you could probably anticipate that collectively our suppliers will spend something on the order of three times what we spend in CapEx. We will have some -- some of our CapEx number will include some supplier tooling that's very specific to our product needs. But I think we've got strong suppliers who are interested in business growth and in most cases they are stepping up to make capital investments in line with ours. We really, again, I think improved our communications with them and we're moving in lock-step with them. No need of us getting ahead of them. We've already been through that problem.

Andy Casey - Wachovia Security - Analyst

OK. Thanks a lot.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

Thanks, Andy.

Operator

Thank you.  Our next question is coming from Daniel Dowd. Please announce your affiliation and then pose your question.

Daniel Dowd - Bernstein - Analyst

Bernstein.  Just to clarify, I want to come back to the Mossville issue for a minute. You're talking about moving the off-highway engines to some potentially new facility. That would suggest that square footage in North America is going up, but just to clarify is square footage in North America going to go up, down, or stay the same as a result of these changes?

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

As Jim said a minute ago we've not announced we're closing any facilities, and we have said that we are looking at opening at least two, one for motorgraders and one for off-highway engines in the 9 to 15 liter range.  So I think you have to say its going up.

Jim Owens - Caterpillar Inc. – Chairman and CEO

I'd say in some other smaller focus facilities, really they are outsourcing some things to suppliers or more likely for a couple of the things that are very purpose built for us moved to dedicated focus facilities with appropriate capital intensity and cost effectiveness to supply our needs. But we want to streamline, simplify a little bit some of the work that is done in our largest facilities and make room to get the capacity expansions we need in those facilities. There won't be more square footage in the large U.S. assembly plants in Illinois. Those square footages will stay about the same, but it is going to be used for different purposes, expanded capacity for assembly test and paint of those products. Mossville, for example, one of the things we've mentioned I think in our releases, we're looking at creating a design center there so we could end up with a concentration of engineering resources there focused on design for a large end of our product line and drive train and prove design work that will take a fair bit of square footage, give us more prove design capability in house. That's just another use of that facility that we think makes a lot of sense for our business going forward in the future.

Daniel Dowd - Bernstein - Analyst

Okay. And is -- as you think about the issue of sort of moving more aggressively towards trucks in other parts of the world, is the percentage of things produced in the United States that's exported, is that going to start going up or actually as you manage the whole footprint that's not how it's going to work?

Jim Owens - Caterpillar Inc. – Chairman and CEO

Last year our exports were up sharply. We're well over 12 billion in exports. I expect we will continue to be a major net exporter from the United States. We're still concentrating our large mining equipment, our largest engines and turbines in the U.S. for export to world market. We think we can be very competitive from a U.S. manufacturing base. We will use highly productive capital intensive methods, and we think we've got great product and we can compete and win from a U.S. manufacturing base. Again, we're working on enhanced productivity, enhanced asset turns, better logistics, focused facilities that are proving very effective for us, so we will see more of those. Smaller facilities in the U.S. We're also growing our footprint around the world as we talked about in our previous release, particularly in the Asian theater where the high volume price sensitive product we will essential begin to source from Asia. So no change really in that sort of global mix.

Doug Oberhelman - Caterpillar Inc. – Group President

Jim, I'd just add, a lot of this billion dollars is aimed at facilities where we have sole source for the world. Large wheel loaders, large trucks, large track-type tractors in East Peoria, the only factories in the world where we make them. A lot of that business is export and that will grow. The rest of the world will grow as well, but we intend to have absolutely world-class, very competitive, globally competitive facilities for those sole-sourced products right here in Illinois.

Daniel Dowd - Bernstein - Analyst

Okay. Thank you.

Operator

Thank you. Our next question is coming from Jamie Cook. Please announce your affiliation and then pose your question.

Jamie Cook - Credit Suisse - Analyst

Hi. Credit Suisse. Good evening. I guess my question, how should I think about R&D over the next couple of years given your decision to exit the on-highway business? And I guess offset by this you have to think about the investment required to support some engine development with Navistar. If you could just sort of take me through that.

Doug Oberhelman - Caterpillar Inc. – Group President

Yes, great question. We don't expect a material change. Remember, we've got a tier 4 off-road mountain ahead of us that we've planned for and talked to you about between now and 2011 and then we get to do it again in 2013. Certainly a lot of our on-highway resources -- diesel engine engineering resources will be aimed at off road now and we intend to really put a full court press on that business and make a very first-class competitive engine better than we had anticipated before. We expect our R&D with Nav to be, I would say, fairly minimal. Remember, they will be doing the engine. We'll be cooperating with them on components. So I would say net we won't see much of a change when it's all said and done.

Jamie Cook - Credit Suisse - Analyst

Okay. Then I guess just my second question, you talk about expanding facilities and restructuring. How do you balance the potential disruption to expanding facilities as you're trying to realize efficiencies through the Cat Production System? Do you think this creates potential challenges or disruptions as we go through this process?

Jim Owens - Caterpillar Inc. – Chairman and CEO

Actually, I think the Cat Production System and deployment of it will help us. Great example, we just took the Board to see our facilities in Lafayette, Indiana. We put about $380 million of capital in place, been steadily ramping up capacity for our very largest engines. The CPS process has helped us in the factory layout, logistics planning. Every step of the way we have been deploying the Cat Production System while adding capacity and they've been very, very complimentary. I think we will use Cat Production System disciplines as we go about these sourcing analyses and look at the logistics of it all but, again, streamlined focused facilities, very high asset turns, full deployment of the Cat Production System in both the existing facilities as well as the new ones I think are keys to our success. We will, by the way, get a lot of incremental capacity from the Cat Production System and the lean disciplines involved there, so there's not going to be a huge floor space addition to get a lot more capacity.

Doug Oberhelman - Caterpillar Inc. – Group President

Let me add there a real-life case in Lafayette. You all know we're adding $350 to $400 million of capacity between 2006 or so and 2010 to increase 3500 production. We're well into that, as Jim alluded. Our quality numbers are better. You've seen our profitability numbers which are better. Our safety numbers are better. Across the board we're getting it done. It really helps to have the disciplines of CPS and lean Six Sigma. That is really a tail wind to us as we do that. We really had good luck with applying those in a firsthand example in Lafayette, Indiana, the big engine plant.

Jamie Cook - Credit Suisse - Analyst

Alrighty, thank you.  I'll get back with you.

Operator

Thank you.  Our next question is coming from Mark Koznarek.  Please announce your affiliation and then pose your question.

Mark Koznarek - Cleveland Research - Analyst

Hi. Cleveland Research. Good afternoon. Question on the capital spending that would be required to support the two truck initiatives, severe service and then follow on with the on-highway for rest of world markets. What do you expect that to be?

Doug Oberhelman - Caterpillar Inc. - Group President

Hi, Mark. I would say in the scheme of things fairly minimal. In the early days, the severe service will be sourced from Nav. They have capacity to do that. That rest of world investment will come as we go along, and I would expect that early on those will be exported trucks and then we will see where we need to be for location. We've talked about a couple in the world. One thing we found and discovered with truck manufacturing, it seems like it's a little more reasonable on CapEx than heavy construction equipment is. So we'll have more to say about that later, but I really don't expect that to be a huge number.

Mark Koznarek - Cleveland Research - Analyst

Okay. And then as kind of a follow-on here, given that the on-highway emphasis is now going to be rest of world, can you give us a rough idea of the size of the medium and heavy-duty markets in some of these key areas like Latin America, Australia, New Zealand, just to give us a sense of the market opportunity? Obviously you're leaving North America now behind. How much -- what size of market are we going to be addressing going forward here?

Doug Oberhelman - Caterpillar Inc. - Group President

I'm not going to comment on that, Mark. I'd just as soon have the Nav guys talk about that truck size at this stage. They know that inside and out, and I think I'd defer to them.

Mark Koznarek - Cleveland Research - Analyst

Okay, Doug. Thank you.

Doug Oberhelman - Caterpillar Inc. - Group President

Sorry about that.

Operator

Thank you. Our next question is coming from Eli Lustgarten. Please announce your affiliation and then pose your question.

Eli Lustgarten - Longbow Securities - Analyst

Longbow Securities. Good afternoon. I want to make sure I understood the clarification that with this program you expect no write-offs or charges associated with the program that was announced today?

Jim Owens - Caterpillar Inc. - Chairman and CEO

That's correct. We feel that we have a three or four-year time frame here to restructure these facilities, so there will be some items moving out sooner rather than later into focused facilities or into Mossville, and we will gradually readjust our production in these essentially five assembly plants or four assembly plants and Joliet within the state of Illinois. We don't expect to close any facilities. We don't expect any major write-offs. We will add capacity in the process of doing it.

Eli Lustgarten - Longbow Securities - Analyst

Is there any capital commitment between you and Navistar as part of this alliance together for engine development or for any of the products going on? Is there anything agreed to that each of you will fund, or are you funding most of it, or how is that working for development of the severe service truck and new engine development you are talking about?

Doug Oberhelman - Caterpillar Inc. - Group President

Yes. There will be a commitment on both sides. When that is finished, if it's material, we'll talk about it, Eli.

Eli Lustgarten - Longbow Securities - Analyst

At this point you do not expect it to be a material number for either one of you?

Doug Oberhelman - Caterpillar Inc. - Group President

I wouldn't make that comment. If it is, we'll talk about it, but at the moment it's not imposing on either one of us.

Eli Lustgarten - Longbow Securities - Analyst

No quantification.

Doug Oberhelman - Caterpillar Inc. - Group President

No quantification.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

It's an MOU. We're not to the point of finalized agreements yet. We're still working on it.

Jim Owens - Caterpillar Inc. – Chairman and CEO

I'd be surprised if it was material for us though.

Eli Lustgarten - Longbow Securities - Analyst

Is there any savings from the -- not having to spend on emissions for 2010 when you talk about shipping it out? Is there any short-term savings that the company realized because now 2010 is off the board?

Doug Oberhelman - Caterpillar Inc. - Group President

Yes, and I won't quantify that, either, Eli. Nice try.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

Eli, this is Mike. Related to that a lot of you have asked the question before, is the on-highway business subsidizing the off-highway business, and is there sort of a hidden bonus in there? And I think related to that it's probably worth saying that if you were to look back at sales of new on-highway truck engines in '07, we did not make money. If you look at our expectations for '08, we're not making money, we're losing money. In absence of that those losses in on-highway truck engines should be more than enough to offset the related scale benefits of on-highway to off-highway when you get -- when it goes away in 2010. So it should be a net benefit to profit as compared to last year and certainly our expectations for this year.

Doug Oberhelman - Caterpillar Inc. - Group President

That's a good comment, Mike.

Eli Lustgarten - Longbow Securities - Analyst

Thank you.

Operator

Thank you. Our next question is coming from Kristine Kubaki. Please announce your affiliation and then pose your question.

Kristine Kubaki - Avondale Partners - Analyst

Avondale Partners. Good afternoon everybody. My question centers around the global trucks collaboration. You mentioned you're going to roll it out to select regions outside of North America. I was wondering what that footprint looks like and what the core focus is and kind of what's the opportunity and what timing are we really looking at?

Doug Oberhelman - Caterpillar Inc. - Group President

Yes, I'll try to get as many of those as I can that we can talk about at this point. We're talking about half a dozen or so select countries right away. But in scope, over time is the rest of the world outside of North America and outside of India.

Kristine Kubaki - Avondale Partners - Analyst

So those half a dozen countries is that kind of the countries that are already laid out that you have establish -- establishment in?

Doug Oberhelman - Caterpillar Inc. - Group President

It's where we have good distribution and there's a growing truck market, essentially. And one I would aim at would be Russia, or two would be Russia and China, for example.

Kristine Kubaki - Avondale Partners - Analyst

Okay. Then my second question is you mentioned -- you touched on this briefly. Some of the benefits of centralizing design and engineering and kind of what does that look like today and what are maybe some of the concerns and benefits from doing that?

Jim Owens - Caterpillar Inc. – Chairman and CEO

We've been just looking at -- from our product management structure dispersed, if you will, product groups working on drive train, for example, for similar sized products. So we're looking at maybe pulling together product design groups so we can build more strength and functional depth and expertise in selected areas that work across multiple platforms. So our large construction equipment, core construction equipment groups have been studying that and creating a product design center for that. We think one of the buildings in Mossville might be very well suited to concentrate those engineers, prove design capability right there. It's right across the street from our tech center complex, so it marries up nicely and makes good use of the square footage in a very cost effective way.

Kristine Kubaki - Avondale Partners - Analyst

You mentioned that some of that was going to be insourcing. How much of that is being done outsourced at this point?

Jim Owens - Caterpillar Inc. – Chairman and CEO

Vast majority of that is being done in dispersed locations within Caterpillar. Concentrating it in one source.

Kristine Kubaki - Avondale Partners - Analyst

Thank you.

Operator

Thank you. Our next question is coming from Joel Tiss. Please announce your affiliation and then pose your question.

Joel Tiss - Buckingham Research - Analyst

Hi, guys. I'm no longer at Lehman Brothers. Buckingham Research. I'm wondering if you guys can sort of help us think about the ramp-down in the off-highway piece. Will the guys who are using Cat engines now still have access to them over time or is that going to shut off pretty quickly?

Doug Oberhelman - Caterpillar Inc. - Group President

Okay. Yes, good question. And what is going to happen, we will continue to sell and deliver all truck engines on-highway, the rest of this year and through 2009. We will cease production December 31, 2009. So all of our customers today, freightliner companies, Freightliner LLC, PACCAR, all of the -- kind of the non-truck companies, RV makers and so on that buy our engines will continue to sell to for the next 18 months. First of 2010 we'll cease production of those engines. Our parts business will continue long beyond that and we'll continue to service through our dealers and through competitive dealers by supplying them parts. Our Cat engines in anybody else's truck frame already out there running up the roads today, it's about 1 million and 600,000 engines altogether.

Joel Tiss - Buckingham Research - Analyst

Do you have anything that can sort of protect you if, say, some of the competitors, say a PACCAR, tries to steer customers away from Cat engines in the shorter term, maybe by raising prices, do you have anything else, either a contingency plan where demand could fall off quicker and you will still be okay or where you can come back and speak to the customers directly and offset some of that?

Doug Oberhelman - Caterpillar Inc. - Group President

I can tell you we're in the truck on-highway business through the end of 2009 and we're going to be aggressive about it, so we'll use all the tools at hand.

Joel Tiss - Buckingham Research - Analyst

Just related, can you talk a little bit about the potential to redirect some of that extra capacity toward other areas which are very strong? Power gen is what I'm thinking of.

Doug Oberhelman - Caterpillar Inc. - Group President

Well, yes. One of our drivers in this -- in choosing a strategic path of introducing a vertically integrated truck is to spend our R&D money, our marketing money, all of our investment money where we really have a competitive advantage, and that is the Cat brand premium sold and serviced through Caterpillar dealers. To the extent we can redirect any of that investment either to off-road engines, to other off-road OEMs or to our tier 4 Cat machines, we're going to win. Very profitable business for us today. Has been and growing and we like it and that's where that's going to go. That's a great point.

Joel Tiss - Buckingham Research - Analyst

Okay. Thank you very much.

Mike DeWalt - Caterpillar Inc. - Director Investor Relations

Thanks, Joel. Well, based on our screen, it looks like we've gone through the call queue. So we're going to call it a day. Thank you all very much, and I hope we've answered your questions today. Have a good day. Thanks.

Operator

Thank you, ladies and gentlemen. This does conclude today's conference call. You may disconnect your phone lines at this time and have a wonderful day. Thank you for your participation.